As filed with the Securities and Exchange Commission on February 3, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BEI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3274498
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
One Post Street, Suite 2500
San Francisco, California 94104
(415) 956-4477
(Address, including zip code, and telephone number, including area code of
Registrant’s principal executive offices)

Charles Crocker

Chairman of the Board and Chief Executive Officer
BEI Technologies, Inc.
One Post Street, Suite 2500
San Francisco, California 94104
(415) 956-4477
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher A. Westover, Esq.

Virginia C. Edwards, Esq.
Cooley Godward LLP
One Maritime Plaza, Suite 2000
San Francisco, California 94111
(415) 693-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE(1)

Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Proposed Offering		Aggregate Offering		Amount of
Registered(2)	Registered	Price per Unit		Price(10)		Registration Fee

Primary Offering

Common Stock, par value $0.001 per share(3)	—	—		—		—

Preferred Stock, par value $0.001 per share(3)	—	—		—		—

Depository Shares(4)	—	—		—		—

Warrants(5)	—	—		—		—

Debt Securities(6)	—	—		—		—

Total	$150,000,000	—	(7)	$150,000,000		$17,655

Secondary Offering

Common Stock to be sold by selling stockholders(8)	750,000	$26.80	(9)	$20,100,000	(9)	$2,366

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act

(3)	Subject to note 10 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

(4)	Subject to note 10 below, there is being registered hereunder an indeterminate number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

(5)	Subject to note 10 below, there is being registered hereunder an indeterminate number of warrants of the registrant to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable upon conversion or exchange of any preferred stock, depositary shares or debt securities issued under this registration statement.

(6)	Subject to note 10 below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $150 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.

(7)	Omitted pursuant to General Instruction II.D of Form S-3.

(8)	Up to 1,000,000 shares of our common stock may be sold from time to time pursuant to this Registration Statement by selling stockholders.

(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the high and low sales prices for the common stock as reported on the Nasdaq National Market on January 28, 2005.

(10)	In no event will the aggregate offering price of all securities offered by us from time to time pursuant to this registration statement exceed $150 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordanee with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2005.

PROSPECTUS

$150,000,000

Offered by

BEI Technologies, Inc.

Common Stock

Preferred Stock
Depositary Shares
Warrants
Debt Securities

750,000 Shares of Common Stock

Offered by Selling Stockholders

      From time to time, we may sell common stock, preferred stock, warrants and/or debt securities with a total value of up to $150 million. Any preferred stock that we sell may be sold as shares of preferred stock or represented by depositary shares.

      We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

      The selling stockholders identified in this prospectus may sell from time to time up to 750,000 shares of our common stock. Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of the shares by any selling stockholder. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

      Our common stock is traded on the Nasdaq National Market under the symbol “BEIQ.” On February 2, 2005, the last reported sale price for our common stock, as reported on the Nasdaq National Market, was $29.65 per share.

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      The securities may be sold directly by us or the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February      , 2005.

      You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings up to a total amount of $150 million, and our selling stockholders may sell up to 750,000 shares of our common stock. This prospectus provides you with a general description of the securities we and our selling stockholders may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

BEI TECHNOLOGIES, INC.

OVERVIEW

      We are a global leader in the design, development, engineering, manufacture and marketing of intelligent sensors, sensor-based systems, actuators and motors for use in precision motion control applications. Most of our sensors measure physical motion and provide information that is essential to logical, safe and efficient operation of sophisticated machinery. We believe that we have competitive advantages through our proprietary technologies and processes, manufacturing capabilities, brand recognition and highly skilled employees. We are recognized for our applications engineering expertise and our ability to design and manufacture sophisticated sensors and sensor based systems in high volume with superior quality. We believe we are a leader in the commercialization of advanced sensor products and emerging technologies such as our quartz micromachined inertial sensors.

      We sell our highly engineered products to leading manufacturers in the automotive and transportation, industrial, and aerospace and defense industries. For example, our broad range of products are used for applications that include computerized control of automobile stability, factory automation, and commercial and military aircraft. We generally sell our automotive products to Tier I suppliers. Most of our other products are sold directly to original equipment manufacturers (OEMs) in the transportation and aerospace and defense markets, and we are frequently a sole-source supplier. In our industrial and commercial applications, we sell both through direct sales and representative sales organizations, where we rely upon our differentiated products and strong brand recognition.

      We are incorporated in Delaware and our principal corporate office is located at One Post Street, Suite 2500, San Francisco, California 94104. Our telephone number is (415) 956-4477. Information contained on our website does not constitute part of this prospectus. References in the prospectus to “BEI,” “we,” “our,” “us” and the “Company” refer to BEI Technologies, Inc., a Delaware corporation and its subsidiaries.

THE SECURITIES WE AND THE SELLING STOCKHOLDERS MAY OFFER

      We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities with a total value of up to $150 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholders identified in this prospectus may sell up to 750,000 shares of our common stock under this prospectus. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we or any selling stockholders may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

      The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

      THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      We and the selling stockholders may sell the securities directly to investors or through agents, underwriters or dealers. We, the selling stockholders and our agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us and/or the selling stockholders.

COMMON STOCK

      We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

PREFERRED STOCK

      We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

      We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

DEPOSITARY SHARES

      We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

WARRANTS

      We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

      The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

DEBT SECURITIES

      We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

      The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

RISK FACTORS

      Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “RISK FACTORS” contained in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated herein by reference in their entirety (the “BEI Risk Factors”).

      Investment in our securities involves risks. You should consider carefully the BEI Risk Factors, as well as other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 17A of the Securities Act of 1933, as amended (the “Securities Act”) and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements can generally be identified as such because the context of the statements will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:

•	an unexpected loss of, or a reduction in, orders from our key customer, which would significantly reduce our revenue;

•	any failure by us to manufacture and deliver products in a timely fashion, which could harm our reputation, cause the loss of potential future sales and subject us to potential liability for the breach of customer contracts;

•	any defects in our products, which may lead to product recalls or significant liability claims, thereby harming our business and reputation;

•	any disruption of production at our primary manufacturing facility in Concord, California, which would have a material adverse effect on our business;

•	any interruption in our supply of components from our limited suppliers, which could cause manufacturing delays, increased costs and a loss of sales;

•	any loss of key management or technical personnel, which could prevent us from successfully managing our business;

•	any increase to our already significant competition, which could reduce our sales or cause us to lose market share;

•	our failure to develop new and enhanced products, which could significantly impede our future growth;

•	our failure to protect our proprietary technology, which could result in increased competition and downward price pressure resulting in a loss of revenues and profits;

•	our failure to avoid litigation for infringement or misappropriation of proprietary rights of third parties, which could result in costly, time-consuming litigation or even the inability to offer certain products;

•	any changes to, or failure by us to comply with, government regulations, which could require us to redesign our products or cause us to be unable to sell into certain countries or to certain customers, resulting in a substantial decrease in our revenue;

•	changes in U.S government spending policies, which could negatively impact the significant business that we do with U.S. government agencies, and therefore result in a loss of revenues and profits;

•	our failure to comply with foreign laws or currency exchange rate fluctuations, which may negatively impact the significant business that we do with overseas customers, resulting in a substantial decrease in our revenue;

•	our failure to produce product in sufficient quantities or with adequate quality at our Tijuana, Mexico manufacturing facility, which may prevent us from meeting our production commitments to our customers, causing a loss of sales and harm to our reputation;

•	our failure to maintain sufficient property and casualty insurance, which could cause a material adverse effect to our business;

•	our failure to correct certain significant deficiencies in our internal controls, which could impair our ability to provide accurate financial statements and to comply with new reporting requirements, causing our stock price to decrease substantially and subject us to potential litigation;

•	our stock price fluctuating in a manner that results in substantial losses for investors and significant costs related to litigation;

•	our stockholder rights plan, the anti-takeover provisions in our charter documents and Delaware law, which may prevent or delay transactions resulting in a change of control, thereby reducing our stock price; and

•	any incidents attributed to current geopolitical military conditions, such as terrorists attacks or other acts of war, which may materially and adversely affect the markets in which we operate, our operations and our profitability.

      Because the risks and uncertainties referred to above, as well as the BEI Risk Factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	September 30,	September 29,	September 28,	September 27,	October 2,
	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	6.8	8.5	-5.1	5.3	13.1

      The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, the amortization of debt discount, preferred stock dividends, and such portion of rental expense that is attributable to interest expense. Earnings consist of income before taxes plus fixed charges (excluding preferred stock dividends). Earnings for the fiscal year ended September 28, 2002 were $12.2 million less then fixed charges for the same period.

USE OF PROCEEDS

      Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes and potential acquisitions.

      Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. Of the 20,000,000 shares of common stock authorized, 14,872,430 shares were outstanding as of January 31, 2005 and 915,606 shares have been reserved for issuance under our incentive plan. None of the preferred stock was outstanding as of January 31, 2005.

COMMON STOCK

      The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

      The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

PREFERRED STOCK

      Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

      The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

      Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

      When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

      Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

ANTI-TAKEOVER PROVISIONS

      Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an “interested stockholder,” the board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” or after the date that the person became an “interested stockholder,” the business combination is approved by the board of directors and the vote of at least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

      By-law and Certificate of Incorporation Provisions. Our by-laws provide that special meetings of our stockholders may be called only by our president, by the chairman of the board of directors or by any two directors. Our certificate of incorporation also specifies that the board of directors may alter, amend or repeal our by-laws by resolution of a majority of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and by-laws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

      Rights Agreement. We are subject to certain anti-takeover provisions under our rights agreement adopted on September 11, 1997, pursuant to which one preferred share purchase right was issued as a dividend for each outstanding share of our common stock. Each purchase right entitles the registered holder, under certain circumstances, to purchase from us 1/100 of a share of our Series A junior participating preferred stock at a price of $70 per 1/100 of a preferred share, subject to adjustment. Subject to certain exceptions, the purchase rights will become exercisable when a third party acquires beneficial ownership of 15% or more of our outstanding shares of common stock or ten business days after commencement or announcement of a tender or exchange offer for 15% or more of our outstanding shares of common stock.

      Preferred shares purchasable upon exercise of the purchase rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of a liquidation, the holders of the preferred shares will be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each preferred share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. The preferred shares rank junior to any other series of our preferred stock. These rights will expire on September 10, 2007, unless earlier redeemed or exchanged by us.

      The provisions of our rights agreement described above may discourage, delay or prevent a third party from acquiring us. They may also discourage, delay or prevent a third party from acquiring a large portion of our securities, or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over then current market prices.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LISTING ON THE NASDAQ NATIONAL MARKET

      Our common stock is listed on the Nasdaq National Market under the symbol “BEIQ.”

DESCRIPTION OF DEPOSITARY SHARES

      We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

      The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

FORM

      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

      These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

      Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

REDEMPTION OF DEPOSITARY SHARES

      If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

VOTING

      Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

CONVERSION OF PREFERRED STOCK

      If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

CHARGES OF DEPOSITARY

      We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

REPORTS

      The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

LIMITATION ON LIABILITY

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

      The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

      We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

GENERAL

      We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

      If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•	the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

      A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

EXERCISE OF WARRANTS

      Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

      A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

      If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

AMENDMENTS AND SUPPLEMENTS TO THE WARRANT AGREEMENTS

      We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

WARRANT ADJUSTMENTS

      Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

      Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

      Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

      If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF DEBT SECURITIES

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.

      While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

      We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

      The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

      The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

GENERAL

      We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the form and terms of any guarantee of any debt securities;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

CONVERSION OR EXCHANGE RIGHTS

      We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

CONSOLIDATION, MERGER OR SALE

      The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

      If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

EVENTS OF DEFAULT UNDER THE INDENTURE

      The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

      If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

      We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

      We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

DISCHARGE

      Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

      In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE AND TRANSFER

      We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

      At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

      We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

      Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

      We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

      All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

GOVERNING LAW

      The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

      The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

      We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

      We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

      Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

      As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

      We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

      For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

      Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

      For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

      If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

GLOBAL SECURITIES

      A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

      Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

      A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

      If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

      If securities are issued only as global securities, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

      In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

      A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

      The following table sets forth certain information, as of January 31, 2005, regarding the beneficial ownership of our common stock by the selling stockholders. This table is based upon information supplied to us by the selling stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has shared voting power with respect to the shares indicated as beneficially owned. As of January 31, 2005, we had 14,872,430 shares of common stock outstanding

				Shares Owned After
	Shares Owned(1)			Offerings(2)
			Shares Being
	Number	Percent	Offered	Number	Percent

Mr. Charles Crocker(3)	2,908,568	19.56%	700,000	2,208,568	14.85%
Mr. Asad M. Madni(4)	210,820	1.42%	50,000	160,820	1.08%

*	Less than one percent.

(1)	Except as described below, we determined the number and percentage of shares that the selling stockholders’ beneficially own in accordance with Rule 13d-3 under the Securities Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power and also any shares which the selling stockholder has the right to acquire within 60 days of January 31, 2005 through the exercise of any stock option or other right.

(2)	Assumes all shares being registered by each selling stockholder under the registration statement are sold.

(3)	Includes 858,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership, and includes 99,872 shares held in a trust of which Mr. Crocker is beneficiary and trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of his children’s trusts. Also includes 20,000 shares that Mr. Crocker has the right to acquire by April 1, 2005 pursuant to outstanding options and 31,500 shares of unvested restricted stock awards that Mr. Crocker has the right to vote.

(4)	Includes 44,590 shares that Mr. Madni has the right to acquire by April 1, 2005 pursuant to outstanding options and 88,583 shares of unvested stock awards that Mr. Madni has the right to vote.

      All expenses incurred with the registration of shares of common stock owned by the selling stockholders will be borne by us, provided that we will not be obligated to pay any underwriting fees, discounts or commissions in connection with such registration.

PLAN OF DISTRIBUTION

      Both the selling stockholders and we may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon our being notified by a selling stockholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, a supplement to this prospectus will be filed. The prospectus supplement relating to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

      We or any selling stockholder may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

SALES THROUGH UNDERWRITERS OR DEALERS

      If we or the selling stockholders use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      If we or the selling stockholders use dealers in the sale of securities, the selling stockholders and we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

      We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our security holders. We or the selling stockholders may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

      We or the selling stockholders may sell the securities through agents we or the selling stockholders designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

      If we so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

      We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their business.

LEGAL MATTERS

      The validity of the issuance of the securities offered hereby will be passed upon by Cooley Godward LLP, San Francisco, California.

EXPERTS

      Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended October 2, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC’s “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

      We are incorporating by reference the following reports that we have filed with the SEC:

•	the annual report on Form 10-K for the year ended October 2, 2004, filed on December 16, 2004; and

•	the description of our common stock contained in our registration statement on Form 10 filed on July 3, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to BEI Technologies, Inc., Attention: Corporate Secretary, BEI Technologies, One Post Street, Suite 2500, San Francisco, California 94104, (415) 956-4477.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$20,021
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Printing and miscellaneous expenses	29,979

Total	$150,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

      Our certificate of incorporation and by-laws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our by-laws provide that every person will be indemnified against any and all judgments, fines, expenses including attorneys’ fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether by fact that he or she is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty.

Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

      We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our by-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

      The underwriting agreement (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS

Exhibit Number		Description

1	.1++	Form of Underwriting Agreement

2	.1(i)	Distribution Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.2(i)	Corporate Services Agreement between BEI Technologies, Inc. and BEI Electronics, Inc.

2	.3(i)	Tax Allocation and Indemnity Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.4(i)	Assumption of Liabilities and Indemnity Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.5(i)	Technology Transfer and License Agreement by and between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.6(i)	Trademark Assignment and Consent Agreement by and between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.7(i)	Agreement Regarding Certain Representations and Covenants by and between BEI Electronics, Inc. and BEI Technologies, Inc.

4	.1(i)	Specimen Common Share Certificate

4	.2(i)	Certificate of Incorporation of BEI Technologies, Inc.

4	.3(i)	By-laws of BEI Technologies, Inc.

4	.4(i)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 99.3 hereto)

4	.5(i)	Form of Rights Certificate (filed as Exhibit 99.4 hereto)

4	.6++	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock

4	.7++	Form of Common Stock Warrant Agreement and Warrant Certificate

4	.8++	Form of Preferred Stock Warrant Agreement and Certificate

4	.9++	Form of Depositary Share Warrant Agreement and Warrant Certificate

4	.10++	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.11		Form of Senior Debt Indenture

4.12		Form of Subordinated Debt Indenture

4	.13++	Form of Deposit Agreement and Depositary Receipt

4	.14++	Form of Senior Note

4	.15++	Form of Subordinated Note

5	.1++	Opinion of Cooley Godward LLP

12.1		Ratio of Earnings to Fixed Charges

23.1		Consent of Independent Registered Public Accounting Firm

23	.2++	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1		Power of Attorney is included on the signature page hereto

25.1		Statement of Eligibility of Trustee under the Senior Debt Indenture

Exhibit Number		Description

25.2		Statement of Eligibility of Trustee under the Subordinated Debt Indenture

99	.1(ii)	BEI Technologies, Inc. Information Statement dated September 24, 1997

99	.2(i)	Rights Agreement dated as of September 11, 1997 among BEI Technologies, Inc. and ChaseMellon Shareholder Services, L.L.C.

99	.3(i)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock

99	.4(i)	Form of Rights Certificate

(i)	Incorporated by reference. Previously filed as an exhibit to the Registrant’s Information Statement on Form 10 (File No. 0-22799) as filed on September 22, 1997.

(ii)	Incorporated by reference. Previously filed as an exhibit to the Form 10-K (File No. 0-22799) as filed on December 30, 1998.

++	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

ITEM 17.     UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (b) That: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on February 2, 2005.

BEI Technologies, Inc.

By:	/s/ Charles Crocker

Charles Crocker
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Charles Crocker and John LaBoskey, and each of them individually, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Crocker Charles Crocker	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2005

/s/ Dr. Asad M. Madni Dr. Asad M. Madni	President, Chief Operating Officer and Director	February 2, 2005

/s/ John LaBoskey John LaBoskey	Senior Vice President and Chief Financial Officer	February 2, 2005

/s/ Robert R. Corr Robert R. Corr	Vice President, Secretary, Treasurer and Controller (Principal Accounting Officer)	February 2, 2005

/s/ Richard M. Brooks Richard M. Brooks	Director	February 2, 2005

Signature	Title	Date

/s/ C. Joseph Giroir, Jr. C. Joseph Giroir, Jr.	Director	February 2, 2005

/s/ Dr. William G. Howard Dr. William G. Howard	Director	February 2, 2005

/s/ J. Lavon Morton J. Lavon Morton	Director	February 2, 2005

/s/ Gary D. Wrench Gary D. Wrench	Director	February 2, 2005

EXHIBIT INDEX

Exhibit Number		Description

1	.1++	Form of Underwriting Agreement

2	.1(i)	Distribution Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.2(i)	Corporate Services Agreement between BEI Technologies, Inc. and BEI Electronics, Inc.

2	.3(i)	Tax Allocation and Indemnity Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.4(i)	Assumption of Liabilities and Indemnity Agreement between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.5(i)	Technology Transfer and License Agreement by and between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.6(i)	Trademark Assignment and Consent Agreement by and between BEI Electronics, Inc. and BEI Technologies, Inc.

2	.7(i)	Agreement Regarding Certain Representations and Covenants by and between BEI Electronics, Inc. and BEI Technologies, Inc.

4	.1(i)	Specimen Common Share Certificate

4	.2(i)	Certificate of Incorporation of BEI Technologies, Inc.

4	.3(i)	By-laws of BEI Technologies, Inc.

4	.4(i)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 99.3 hereto)

4	.5(i)	Form of Rights Certificate (filed as Exhibit 99.4 hereto)

4	.6++	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock

4	.7++	Form of Common Stock Warrant Agreement and Warrant Certificate

4	.8++	Form of Preferred Stock Warrant Agreement and Certificate

4	.9++	Form of Depositary Share Warrant Agreement and Warrant Certificate

4	.10++	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.11		Form of Senior Debt Indenture

4.12		Form of Subordinated Debt Indenture

4	.13++	Form of Deposit Agreement and Depositary Receipt

4	.14++	Form of Senior Note

4	.15++	Form of Subordinated Note

5	.1++	Opinion of Cooley Godward LLP

12.1		Ratio of Earnings to Fixed Charges

23.1		Consent of Independent Registered Public Accounting Firm

23	.2++	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1		Power of Attorney is included on the signature page hereto

25.1		Statement of Eligibility of Trustee under the Senior Debt Indenture

25.2		Statement of Eligibility of Trustee under the Subordinated Debt Indenture

99	.1(ii)	BEI Technologies, Inc. Information Statement dated September 24, 1997

99	.2(i)	Rights Agreement dated as of September 11, 1997 among BEI Technologies, Inc. and ChaseMellon Shareholder Services, L.L.C

99	.3(i)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock

99	.4(i)	Form of Rights Certificate

(i)	Incorporated by reference. Previously filed as an exhibit to the Registrant’s Information Statement on Form 10 (File No. 0-22799) as filed on September 22, 1997.

(ii)	Incorporated by reference. Previously filed as an exhibit to the Form 10-K (File No. 0-22799) as filed on December 30, 1998.

++	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.